Exhibit 24

                              POWER OF ATTORNEY

The undersigned persons do hereby appoint Robert M. Leonard or Robert T. Cushing as a true and lawful Attorney In Fact for the sole purpose of affixing their signatures to the 2005 Annual Report (Form 10-K) of TrustCo Bank Corp NY to the Securities and Exchange Commission.


/s/ Joseph Lucarelli                            /s/ Robert J. McCormick
--------------------------                      -----------------------
Joseph Lucarelli                                Robert J. McCormick


/s/ Thomas O. Maggs                             /s/ William D. Powers
--------------------------                      -----------------------
Thomas O. Maggs                                 William D. Powers


/s/ Anthony J. Marinello                        /s/ William J. Purdy
--------------------------                      -----------------------
Dr. Anthony J. Marinello                        William J. Purdy


/s/ Robert A. McCormick
--------------------------
Robert A. McCormick




Sworn to before me this 15th day of February 2006.


/s/ Joan Clark
--------------------------------
Notary Public


Joan Clark
Notary Public, State of New York
Qualified in Albany County
No. 01CL4822282
Commission Expires Nov. 30, 2006